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                                 EXHIBIT 99(b)
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Contact:
John J. Sullivan
Chief Financial Officer
(215)772-5033

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                                                    FOR IMMEDIATE RELEASE


                    COPYRIGHT INFRINGEMENT SUIT FILED
                         INVOLVING EXERCISE VIDEO

Philadelphia, PA, March 24, 1995...National Media Corporation (NYSE:NM) announced today that it has been served with a copyright infringement suit filed against Tony Little, Media Studio Group, Inc., Home Shopping Network, Inc., Peter Pan Industries, Inc./PPI Entertainment Group, National Media, Jeff Arthur Productions, Sample Music and others. The suit involves background music contained in a home exercise videotape formerly distributed by certain of the defendants and seeks unspecified damages arising from the alleged unauthorized use of the music. The videotape in question has not been distributed by National Media since May, 1994. Mr. Little's company, Media Studio Group, which owns the videotape and granted distribution rights to National Media and the other distributors, is contractually obligated to indemnify National Media against the claims in this litigation. National Media intends to vigorously defend this suit and does not believe that the action, if adversely decided, would have a material adverse effect on the Company's results of operations and financial position.

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